UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement of Michael Fleisher

On September 16, 2008, Warner Music Group Corp. (“WMG”) announced that Michael Fleisher had been named Vice Chairman, Strategy & Operations. On November 14, 2008, WMG Acquisition Corp. (the “Company”), an indirect wholly owned subsidiary of WMG, and Michael Fleisher entered into a new employment agreement effective September 16, 2008. The employment agreement, among other things, includes the following: (i) the term of Mr. Fleisher’s employment agreement is through December 31, 2013; (ii) an annual base salary of $825,000; (iii) commencing in WMG’s 2009 fiscal year, a target bonus of $1,100,000 consisting of (a) an annual “corporate bonus” to be determined in the discretion of the Company, with a target of $800,000 (which will be determined based on the performance of the Company and Mr. Fleisher) and (b) an annual “projects bonus” to be determined in the discretion of the Company, with a target of $300,000 (which will be determined based on Mr. Fleisher’s performance with respect to any special projects and/or transformational initiatives that have been assigned to him by the CEO); and (iv) his new title of Vice Chairman, Strategy & Operations.

In the event the Company terminates Mr. Fleisher’s employment agreement for any reason other than for “cause” or if Mr. Fleisher terminates his employment for “good reason,” each as defined in the agreement, Mr. Fleisher will be entitled to severance benefits equal to (i) $1,925,000; (ii) a pro rata portion of Mr. Fleisher’s target bonus of $1,100,000 with respect to the year of termination; and (iii) continued participation in the Company’s group health and life insurance plans for up to one year after termination. Mr. Fleisher may terminate his employment with or without good reason, consistent with his prior agreement. In the case of termination due to death or “disability”, as defined in the agreement, Mr. Fleisher will be entitled to severance benefits equal to (i) his annual base salary of $825,000 for an additional twelve month period; (ii) a pro rata portion of his target bonus of $1,100,000 with respect to the year of termination; and (iii) those death or disability benefits to which Mr. Fleisher would be entitled to under any benefit plans, policies or arrangements of the Company.

The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post-employment non-solicitation covenants consistent with his prior agreement.

In addition, the employment agreement provides for the grant to Mr. Fleisher of 450,000 stock options and 450,000 performance-based restricted shares of WMG’s common stock pursuant to separate Stock Option and Restricted Stock Award Agreements. The equity grants will be made under WMG’s Amended and Restated 2005 Omnibus Award Plan (the “Plan”). Pursuant to WMG policy, the options and the restricted shares will be granted on November 15, 2008, the first 15th of the month following approval of the grants by the Compensation Committee and execution of the employment agreement, and the exercise price of the options is the “fair market value” of the WMG common stock as defined in the Plan, which is the closing price on the NYSE on the grant date or the last preceding date if there is no such sale on that date. The exercise price of the options will, therefore, be $2.77 per share, which was the closing price on November 14, 2008, the last trading date prior to the grant date. The options will generally vest 20% a year over five years (subject to continued employment) and will have a term of ten years. The shares of restricted stock generally vest based on a double trigger that includes achievement of both service and performance criteria (each, subject to continued employment through the applicable vesting dates). The time vesting criteria for the restricted shares will be the same as for the stock options — 20% a year over five years. The performance vesting criteria for the restricted shares (subject to special additional vesting terms for the “Bonus Equity” restricted shares as described below) will be as follows:

•	106,500 shares (of which 35,500 constitute Bonus Equity), upon WMG achieving an average closing stock price of at least $10.00 per share over 60 consecutive trading days;

•	106,500 shares (of which 35,500 constitute Bonus Equity), upon WMG achieving an average closing stock price of at least $13.00 per share over 60 consecutive trading days;

•	106,500 shares (of which 35,500 constitute Bonus Equity), upon WMG achieving an average closing stock price of at least $17.00 per share over 60 consecutive trading days; and

•	130,500 shares (of which 43,500 constitute Bonus Equity), upon WMG achieving an average closing stock price of at least $20.00 per share over 60 consecutive trading days.

For 150,000 of the stock options and 150,000 of the performance-based restricted shares described above (the “Bonus Equity”), there is an additional performance vesting criteria. Notwithstanding whether all of the time and/or performance conditions described above have been met, the Bonus Equity may not vest if the Compensation Committee of WMG determines, in its sole discretion, within 45 days following the scheduled vesting date that such Bonus Equity will not be permitted to vest on such scheduled vesting date, thereby exercising its “negative discretion” right. In making such determination, the Compensation Committee may take into consideration such factors as it deems appropriate, including, without limitation, whether any additional performance goals established by the Compensation Committee from time to time with respect to the vesting of such Bonus Equity have been met. Such performance goals may include goals based on Mr. Fleisher’s performance with respect to any special projects and/or transformational initiatives that have been assigned to him by the CEO.

The Stock Option Agreement and Restricted Stock Award Agreement each provide for up to 12 months’ additional vesting in the case of a termination of employment due to “disability,” as defined in the agreements, or death. Additionally, subject to the description below with respect to the treatment of the Bonus Equity following a “change in control,” in the event of an involuntary termination of employment without “cause” or a voluntary termination for “good reason,” each as defined in the agreements, that occurs on or after, or in anticipation of, a “change in control” of WMG as defined in the Plan, the Stock Option Agreement provides for the options to become fully vested and exercisable and the Restricted Stock Award Agreement provides for the time vesting condition attributable to the restricted shares to be deemed fully satisfied. Additionally, if the “fair market value” of the WMG common stock as defined in the Plan as of the date of any “change in control” following which WMG’s common stock ceases to be traded on a public exchange (or, if greater, the per share consideration paid in connection with such “change in control”) exceeds the per share dollar threshold amount of any of the performance conditions described above (without regard to the number of consecutive trading days for which the average closing price was achieved) then such performance condition will be deemed to have been achieved as of the date of such “change in control,” to the extent not previously achieved.

With respect to the Bonus Equity, prior to the occurrence of any change in control occurring on or prior to the second anniversary of these agreements, the Compensation Committee (as comprised immediately prior to such change in control) will affirmatively determine whether the Compensation Committee’s negative discretion as described above will continue to apply to any then outstanding Bonus Equity on and following the change in control. In the event that the Compensation Committee (as comprised immediately prior to such change in control) fails to take any affirmative action with respect to the then outstanding Bonus Equity prior to the occurrence of such change in control, then the negative discretion will automatically cease to apply to such Bonus Equity. The negative discretion will automatically cease to apply to the Bonus Equity outstanding upon the occurrence of any change in control occurring after the second anniversary of these agreements (other than with respect to any tranches of Bonus Equity which the Compensation Committee affirmatively determined not to vest pursuant to its negative discretion authority prior to the occurrence of such change in control).

The Employment Agreement, which includes as exhibits forms of the Stock Option Agreement and the Restricted Stock Award Agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference. The equity grants are also governed by the terms of the Plan and the terms of the Amended and Restated Stockholders Agreement, dated as of May 10, 2005, by and among WMG, WMG Holdings Corp., the Company, Mr. Fleisher and certain other stockholders of WMG (the “Stockholders Agreement”). Each of the Plan and the Stockholders Agreement has been previously filed by WMG and the Company with the SEC and the terms are hereby incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 14, 2008, between WMG Acquisition Corp. and Michael Fleisher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: November 14, 2008	By:	/s/ Paul Robinson
Paul Robinson
Executive Vice President and General Counsel

WMG Acquisition Corp.

Date: November 14, 2008	By:	/s/ Paul Robinson
Paul Robinson
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 14, 2008, between WMG Acquisition Corp. and Michael Fleisher

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